                                                                     EXHIBIT 4.1


                               AMENDMENT NO. 1 TO
                                    TEKELEC
                            1994 STOCK OPTION PLAN*


                 Section 3 of the Tekelec 1994 Stock Option Plan is hereby amended to read in its entirety as follows:

                 "3.      SHARES RESERVED.

                          The maximum aggregate number of Shares reserved for
                 issuance pursuant to the Plan shall be Nine Hundred Thousand (900,000) Shares or the number of shares of stock to which such Shares shall be adjusted as provided in Section 10 of the Plan. Such number of Shares may be set aside out of authorized but unissued Shares not reserved for any other purpose, or out of issued Shares acquired for and held in the treasury of the Company from time to time.

                          Shares subject to, but not sold or issued under, any
                 Option terminating, expiring or canceled for any reason prior to its exercise in full, shall again become available for Options thereafter granted under the Plan, and the same shall not be deemed an increase in the number of Shares reserved for issuance under the Plan."




Dated:  February 4, 1995





______________________

    * The number of shares set forth herein has been adjusted to reflect Tekelec's two-for-one stock split effective March 17, 1995.

                               AMENDMENT NO. 2 TO
                                    TEKELEC
                            1994 STOCK OPTION PLAN*


                 Section 3 of the Tekelec 1994 Stock Option Plan is hereby amended to read in its entirety as follows:

                 "3.      SHARES RESERVED.

                          The maximum aggregate number of Shares reserved for
                 issuance pursuant to the Plan shall be One Million Four Hundred Thousand (1,400,000) Shares or the number of shares of stock to which such Shares shall be adjusted as provided in
                 Section 10 of the Plan. Such number of Shares may be set aside out of authorized but unissued Shares not reserved for any other purpose, or out of issued Shares acquired for and held in the treasury of the Company from time to time.

                          Shares subject to, but not sold or issued under, any
                 Option terminating, expiring or canceled for any reason prior to its exercise in full, shall again become available for Options thereafter granted under the Plan, and the same shall not be deemed an increase in the number of Shares reserved for issuance under the Plan."




Dated:  March 3, 1995





______________________

    * The number of shares set forth herein has been adjusted to reflect Tekelec's two-for-one stock split effective March 17, 1995.